Q2, 2016 Financial Results & Corporate Update

FORWARD LOOKING STATEMENT This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the divestiture of the commercial operations including the two commercial products, the issuance and exclusivity of patents, and the progress of development of Galena’s product candidates, including patient enrollment in our clinical trials, interim analysis, time to complete the trials, and expected time periods for results. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year ended December 31, 2015 and most recent Quarterly Reports on Form 10-Q filed with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release. 2

EARNINGS CALL PARTICIPANTS Presenters Mark W. Schwartz, Ph.D. President & Chief Executive Officer  Bijan Nejadnik, M.D. Executive Vice President, Chief Medical Officer John T. Burns, CPA Vice President, Finance and Corporate Controller Other Participants  Remy Bernarda, IRC SVP, Investor Relations & Corporate Communications  Tom Knapp, Esq Interim General Counsel 3

OPENING REMARKS Mark W. Schwartz, Ph.D. President and Chief Executive Officer 4

DEVELOPMENT PIPELINE

Product	Therapeutic Area	Phase 1	Phase 2	Phase 3	BLA / NDA
Hematology					
GALE-401 (Anagrelide CR)	Essential Thrombocythemia				
Immunotherapy: Breast Cancer					
NeuVax™ + Herceptin®	Node-positive or node negative/triple negative HER2 IHC 1+/2+		2b		
NeuVax™ + Herceptin®	High risk, node-positive or negative, HER2 IHC 3+				
NeuVax™	Ductal Carcinoma in Situ (DCIS)		VADIS		
Immunotherapy: Gastric Cancer					
NeuVax™	Gastric, HER2 IHC 1+/2+/3+				
Immunotherapy: Gynecological Cancer					
GALE-301	Ovarian & Endometrial				
GALE-301 + GALE-302	Ovarian & Breast				

Ongoing   Planned

*NeuVax is an investigational product. Efficacy has not been established. Herceptin is a registered trademark of Genentech.

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CLINICAL DEVELOPMENT Bijan Nejadnik, M.D. Executive Vice President, Chief Medical Officer 6

GALE-401 7 Anagrelide Controlled Release (CR)

GALE-401 Development Summary  Potential Clinical Benefits from Phase 2 trial • Potentially faster onset of action • Consistent efficacy • Indication of improved tolerability vs anagrelide IR • Twice a day dosing with a PK profile supportive of once-a-day dosing  Strong Development Rational • Novel proprietary formulation of FDA approved product with known mechanism of action • 505(b)(2) regulatory pathway sufficient for approval (to be confirmed with the FDA) • Intellectual property allowing market exclusivity through 2029 8

ESSENTIAL THROMBOCYTHEMIA (ET): CURRENT U.S. STANDARD OF CARE 9 • Generally first line therapy for ET • Cytotoxic Myelosuppressive drug (reduces other blood cells as well) • Increased risk of developing acute leukemia after long term; avoided in younger patients • About 25% of patients are intolerant/refractory • Off-label third line use • Non cytotoxic drug • Not used in most patients because requires injection and has flu like symptoms • Used mostly in pregnant women • Generally second line therapy for ET • Non cytotoxic drug • Decreases platelets formation • Not associated with increased risk of leukemia • Side effects: palpitations, headaches • About one-third are intolerant to Anagrelide • Hydroxyurea and Anagrelide Treatment Failure Sources: Leukemia and Lymphoma Society: Essential Thrombocythemia Facts Cervantes, F. Hematology 2011; 215-221 1st Line: Hydroxyurea 2nd Line: Anagrelide IR Interferon alpha 3rd Line: Unmet Need

GALE-401 ET Development Opportunity

- Significant unmet medical need
  - No alternatives after Anagrelide IR and Hydroxyurea
- Diagnosed patient population for ET
  - US Prevalence: 135,000 - 175,000
    - ~75% of diagnosed patients receive treatment
    - ~9,000 third line patients
- Limited competition with very few agents in development
- Multiple life cycle management opportunities
- Next steps
  - Finalize the Phase 2/3 clinical trial design
  - Type B meeting with the FDA
  - Initiate pivotal trial in 1H, 2017

GALENA BIOPHARMA

Sources: Harrison et al N Engl J Med 2005;353:33-45; Mehta et al, (2014) *Epidemiology of myeloproliferative neoplasms in the United States, Leukemia & Lymphoma*, 55:3, 595-600, DOI: 10.3109/10428194.2013.813500

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IMMUNOTHERAPY PROGRAMS 11 NeuVax™ (nelipepimut-S) GALE-301/GALE-302

NEUVAX: CURRENT CLINICAL TRIALS

Phase	Treatment	HER2 Status	Indication	Trial Status	Protocol Defined # of Patients	Collaborations
2b	Combination with trastuzumab	1+, 2+	BREAST Node Positive or High Risk Node Negative HLA A2+, A3+, A24+, A26+	Enrolling U.S. only 33 centers	300	Genentech IN BUSINESS FOR LIFE Roche hjf
2	Combination with trastuzumab	3+ high risk	BREAST Node Positive HLA A2+, A3+	Enrolling U.S. only 28 centers	100	Congressionally Directed Medical Research Programs CDMRP Department of Defense
2	Single agent *VADIS Study*	1+, 2+,3+	BREAST Ductal Carcinoma *in Situ* (DCIS) HLA A2+	Suspended U.S. only 4 centers	48	National Cancer Institute The University of Texas MD Anderson ~~Cancer~~ Center
2	Single agent	1+, 2+,3+	GASTRIC HLA A2+, A3+	Planned India Only	50	Dr.Reddy's

GALENA BIOPHARMA

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GALE-301 & GALE-302: CURRENT CLINICAL DEVELOPMENT 13 Phase Treatment Cancer Type Target Indication Current Status # of Enrolled Patients 1/2a GALE-301 Ovarian, Endometrial HLA A2+ Ovarian Enrolled 51 1b GALE-301 & GALE-302 Ovarian, Breast HLA A2+ Ovarian / Breast Enrolled 39

GALE-301: OPTIMAL DOSE GROUP SHOWS PRELIMINARY EFFICACY 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Vaccine Control % of Subj e ct s Recurrence 24.0% 13.3% Source: Peoples, et. al, Poster Presentation, American Society of Clinical Oncology 2016 14 Phase 1/2a trial ongoing  Phase 1: Determined optimal dose and demonstrated safety and potent immune response  Phase 2a Preliminary data: • At 16 months median follow-up:  Overall recurrence rate was 44.8% in the VG versus 54.5% in the CG (p=0.58),  Recurrence rate of 23.5% in patients who received booster inoculations. • Two year DFS estimate in 1000 mcg dose group is 73.5% vaccine vs. 38.1% control (p=.03) • GALE-301 plus GM-CSF is well tolerated and elicits a strong in vivo immune response with primarily Grade 1 and Grade 2 toxicities Estimated 24 months Disease Free Survival by Dosing Cohort

FINANCE John Burns Vice President, Finance and Corporate Controller 15

STATEMENTS OF OPERATIONS 16

FINANCIAL OVERVIEW Cash Position (as of June 30, 2016) $19.6 million Financing (July 13, 2016) + $11.7 million Debt Financing (May 10, 2016) + $24 million (restricted cash) Projected Quarterly Burn Q3, 2016 $12 - $13 million Q4, 2016 $8 - $10 million Shares Outstanding (as of July 31, 2016) 214 million Market Cap (as of August 8, 2016) ~$100 million 17

MILESTONES & CLOSING REMARKS Mark W. Schwartz, Ph.D. President and Chief Executive Officer 18

2H, 2016 MILESTONES

PROGRAM	MILESTONE	PROJECTED DATE
GALE-401 (anagrelide CR)	Present combined safety data	✓
	Confirmation of 505(b)2 pathway	2H
	Submit final Phase 2 report	Q4
NeuVax™ (nelipepimut-S)	Fast Track Designation	✓
	Initiate DCIS trial	Q2
	Combo H&N 1+/2+ Interim safety data	Q4
GALE-301 GALE-302	Present 301/302 booster data	✓
	Present GALE-301 Phase 2a primary analysis	✓
	Orphan Drug Designation	✓
	Present GALE-301 Biomarker & Dosing Data	Q4

GALENA BIOPHARMA

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